SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                                (AMENDMENT NO. )

Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                          SPANLINK COMMUNICATIONS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(2) or Item 22(a)(2) of
    Schedule 14A.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transactions applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing party:
     (4)  Date filed:



                          SPANLINK COMMUNICATIONS, INC.
                             7125 NORTHLAND TERRACE
                              MINNEAPOLIS, MN 55428

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   MAY 13,1997

TO THE SHAREHOLDERS:

      The Annual Meeting of Shareholders of Spanlink Communications, Inc., a Minnesota corporation (the "Company"), will be held on Tuesday, May 13, 1997, at 3:30 p.m. local time, at the offices of the Company, 7125 Northland Terrace, Minneapolis, Minnesota for the following purposes:

      1) To approve an increase in the number of shares reserved under the Company's 1996 Omnibus Stock Plan from 750,000 to 1,000,000;

      2) To amend Section 3 of the 1996 Omnibus Stock Plan to incorporate recent changes to Section 16 of the Securities act of 1934;

      3)    To elect directors to hold office for the ensuing year;

      4) To ratify the appointment of Price Waterhouse LLP as the Company's independent auditors for the fiscal year ending December 31, 1997; and

      5) To act upon such other business as may properly come before the Annual Meeting, or any adjournment or adjournments thereof.

      Shareholders of record at the close of business on March 28, 1997 are entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof.

      Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement of matters to be considered at the Annual Meeting. A copy of the Company's Annual Report for the fiscal year ended December 31, 1996 also accompanies this Notice.

      You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend, please sign, date and return your proxy in the reply envelope provided.

                                          By Order of the Board of Directors,



                                          Loren A. Singer, Jr.
                                          Secretary
Minneapolis, Minnesota
Dated:  April 11, 1997

        PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.





                          SPANLINK COMMUNICATIONS, INC.
                             7125 NORTHLAND TERRACE
                              MINNEAPOLIS, MN 55428


                                 PROXY STATEMENT


                       ANNUAL MEETING OF THE SHAREHOLDERS
                                  MAY 13, 1997

                               GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "BOARD") of Spanlink Communications, Inc. (the "COMPANY") of proxies for use at the Annual Meeting of the Shareholders (the "MEETING") to be held on May 13, 1997, at the offices of the Company, 7125 Northland Terrace, Minneapolis, MN 55428, at 3:30 P.M. local time, and at any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting of Shareholders. This Proxy Statement and the accompanying proxy form are furnished in connection with the proxy solicitation and are first being mailed to shareholders on or about April 15, 1997.

         Shares represented by properly executed and returned proxies will be voted as specified on the proxies. Shares represented by proxies where no specification has been made will be voted (i) FOR all nominees for election to the Board of Directors; (ii) FOR the amendments to the Company's 1996 Omnibus Stock Plan increasing the number of shares reserved from 750,000 shares to 1,000,000 shares; (iii) FOR THE PROPOSAL to amend Section 3 of the 1996 Omnibus Stock Plan to incorporate recent changes to Section 16 of the Securities act of 1934; (iv) FOR the appointment of Price Waterhouse LLP as the independent auditors of the Company for the current fiscal year; and (v) in the discretion of the proxy holders, as to any other matter that properly comes before the meeting.

         A proxy may be revoked at any time prior to its exercise by providing written notice of revocation or another proxy bearing a later date to the Secretary of the Company at the address set forth above.

         Copies of the Company's Annual Report for the fiscal year ended December 31, 1996, are enclosed herewith. The Annual Report describes the financial condition of the Company as of December 31, 1996. THE COMPANY WILL FURNISH WITHOUT CHARGE TO ANY PERSON WHOSE PROXY IS BEING SOLICITED A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR 1996 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING FINANCIAL STATEMENTS THEREWITH, UPON WRITTEN REQUEST TO SPANLINK COMMUNICATIONS, INC. 7125 NORTHLAND TERRACE, MINNEAPOLIS, MN 55428, ATTENTION: BRIAN KING - V. P. FINANCE.

         The Company will pay all expenses incurred in connection with the solicitation of proxies. Proxies are being solicited by mail and may also be solicited personally, by telephone, or telegram by directors, officers, and other employees of the Company without additional compensation to them. The Company has requested brokerage houses, nominees, custodians, and fiduciaries to forward solicitation materials to the beneficial owners of Common Stock of the Company and will reimburse such persons for their expenses. The Company may reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to beneficial owners of Common Stock.


                             RECORD DATE AND VOTING

         Shareholders of record on March 28, 1997, are the only persons entitled to vote at the Meeting. As of March 28, 1997, there were issued and outstanding 5,080,500 shares of no par value Common Stock, the only authorized and issued voting security of the Company. Each shareholder is entitled to one vote for each share of Common Stock held. As provided in the Articles of Incorporation of the Company, there is no right of cumulative voting. All matters being voted upon by the shareholders require a majority vote of the shares of Common Stock represented at the Annual Meeting either in person or by proxy.

         Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the form of proxy that the broker does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be considered to be present for the purpose of determining whether a quorum is present, but will not be considered as present and entitled to vote with respect to that particular matter.


               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                                   MANAGEMENT

         The following table sets forth the information as of March 28, 1997, regarding beneficial ownership of the Company's common stock as adjusted to reflect the sale of the Shares, for (i) all directors and each executive officer named in the Summary Compensation table set forth in "Management," (ii) all directors and executive officers as a group and (iii) each person known by the Company to be the beneficial owner of 5% or more of the outstanding shares of common stock of the Company.


                                              SHARES BENEFICIALLY
                                                     OWNED
                                                     -----
NAME OF BENEFICIAL OWNER                     NUMBER          PERCENT(1)
------------------------                     ------          -------

Brett A. Shockley(2)                         900,000          17.7%
Loren A. Singer, Jr.(2)                      900,000          17.7
Todd A. Parenteau(2)                         900,000          17.7
Patrick P. Irestone(2)                       444,142(3)        8.1
Thomas F. Madison(2)                           7,000(4)          *
Joseph D. Mooney(2)                            7,000(4)          *
Bruce E. Humphrey(2)                           7,000(4)          *
Total Executive Officers and Directors
 as a group (9 persons)                    2,275,642(5)       41.5%
                                           ---------           ----

* Less than 1%.

(1) Shares of common stock subject to options currently exercisable or exercisable within 60 days are deemed to be outstanding for purposes of computing the percentage of shares beneficially owned by the person holding such options, but are not deemed to be outstanding for purposes of computing such percentage for any other person. Each person or group identified has sole voting and investment powers with respect to all shares of common stock shown as beneficially owned by them.

(2) The address of Messrs. Shockley, Singer, Parenteau , Irestone Madison, Mooney and Humphrey is 7125 Northland Terrace, Minneapolis, Minnesota 55428.

(3) Includes options to purchase 375,642 shares of common stock currently exercisable or exercisable within 60 days and excludes options to purchase 28,571 shares not exercisable within 60 days. Includes 1,000 shares owned indirectly by child.

(4) Includes options to purchase 6,000 shares of common stock currently exercisable.

(5) Includes options to purchase 403,642 shares of common stock currently exercisable or exercisable within 60 days.


                    APPROVAL OF AN INCREASE IN THE NUMBER OF
         SHARES RESERVED UNDER THE COMPANY'S 1996 OMNIBUS STOCK PLAN AND
                         TO AMEND SECTION 3 OF THE PLAN
                        (PROPOSALS 1 AND 2 ON PROXY CARD)

The Company has granted options covering 711,863 shares pursuant to the 1996 Plan which has reserved 750,000 shares. In order to reserve sufficient shares for future options, the Board of Directors proposes that the number of shares reserved under the 1996 Plan be increased from 750,000 to 1,000,000 shares. The Board believes that granting stock options to employees is an effective means to promote the future growth and development of the Company. Such options increase employees' proprietary interest in the Company's success and enables the Company to attract and retain qualified personnel. The Board therefore recommends that all shareholders vote in favor of increasing the number of shares reserved under the 1996 Plan from 750,000 to 1,000,000 shares. In addition, in order to update the 1996 Plan the Board recommends that Section 3 of the 1996 Plan be amended to provide for the administration of the Plan by "non-employee directors," as such term is defined by Rule 16b-3(b)(3) of the Securities Exchange Act of 1934, as amended.


1996 OMNIBUS STOCK PLAN

         A general description of the basic features of the 1996 Omnibus Stock plan is outlined below. This summary is qualified in its entirety by the terms of the 1996 Plan, a copy of which, in its amended form, may be obtained from the Secretary of the Company.

         The Company's Board adopted, and the Company's shareholders approved, the Company's 1996 Omnibus Stock Plan effective January 31, 1996 (the "Plan"). The purpose of the Plan is to promote the interests of the Company and its shareholders by providing personnel of the Company with an opportunity to acquire a proprietary interest in the Company and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of the Company and to aid the Company in attracting and retaining personnel of outstanding ability. As of March 28, 1997 there were approximately 90 employees and Directors of the Company who may be deemed to be eligible employees under the 1996 Omnibus Stock Plan, of whom 53 were participants. The Company reserved a total of 750,000 shares of its common stock for issuance under the Plan and has proposed to increase that number to 1,000,000.

         Under the proposed amendment, the Plan will be administered by a committee (the "Committee") whose members will be appointed by and serve at the pleasure of the Board. All option grants and awards under the Plan to officers, directors and others who are subject to Section 16 under the Securities Exchange Act of 1934, as amended, and the rules of the Securities and Exchange Commission promulgated thereunder, shall be made exclusively by the Committee. The Committee shall be composed solely of three or more members of the Board of Directors who (i) are not an officer or other employee of the Company (or its parent or subsidiary), (ii) do not receive compensation from the Company (or its parent or subsidiary) other than as a director, except for an amount that would not exceed the dollar amount requiring disclosure under Reg. S-K, Item 404(a) under the Securities Exchange Act of 1934; and (iii) do not have any interest or relationship requiring disclosure under Reg. S-K, 404(a) or 404(b) of the Securities Exchange Act of 1934. The Committee has responsibility to interpret the Plan and all determinations made by it shall be final and conclusive, subject in all cases to the provisions of the Plan and the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee has complete discretion to select the participants and to establish the terms and conditions of each award. To the fullest extent permitted by law, no member of the Committee shall be liable for any action or determination taken or made in good faith with respect to the Plan or any award granted thereunder.

         Outside Directors are eligible to receive only nonqualified stock options under the Plan. At the 1996 Annual Meeting of Shareholders, the current Outside Directors were granted an option to purchase 6,000 shares of common stock at an exercise price of $3.50 per share. In addition, each Outside Director will receive an option to purchase 4,000 shares of common stock at each subsequent annual meeting. Options granted to Outside Directors vest immediately upon the date of grant.

         Employees of the Company who contribute to the strategic and long-term performance of the Company, are eligible to receive incentive stock options (as that term is defined in Section 422 of the Code), nonqualified stock options, reload options, stock appreciation rights and restricted stock under the Plan. Other key individuals who are not employees, may also be granted nonqualified options under the Plan. Common stock of the Company granted to recipients may be unrestricted or may contain restrictions, including provisions requiring forfeiture and imposing restrictions upon stock transfer. Unless forfeited, the recipient of restricted common stock will have all other rights of a shareholder, including without limitation, voting and dividend rights. The value of a stock appreciation right granted to a recipient is determined by the appreciation in common stock of the Company, subject to any limitations upon the amount or percentage of total appreciation that the Committee may determine at the time the right is granted. Concurrent with the award of any options, the Committee also may authorize reload options to purchase for cash or shares a number of shares of common stock.

         The Plan requires that the option price of incentive stock options granted under the Plan shall be not less than 100% of the fair market value of the Company's common stock as of the date the option is granted and that the term of an incentive stock option may not exceed ten years. The Plan provides that nonqualified stock options shall have an option price not less than 85% of the fair market value of the Company's common stock on the date of grant. The exercise price of any incentive stock option granted to an employee who owns capital stock representing more than 10% of the voting rights of the Company's outstanding capital stock on the date of grant must be equal to at least 110% of the fair market value on the date of grant and shall expire five years from the date of grant. The Committee sets the term during which any nonqualified options may be exercised and determines whether such options are exercisable immediately, in stages, or otherwise. All options granted under the Plan are nontransferable and are subject to various other conditions and restrictions. Shares of common stock subject to canceled options are available for subsequently granted options under the Plan.


                              ELECTION OF DIRECTORS
                           (PROPOSAL 3 ON PROXY CARD)

         The Bylaws of the Company provide that the number of directors that constitute the Board of Directors shall be fixed from time to time by the Board of the Company and is currently set at six. The Company's Board is classified into three classes and provides for staggered terms. One class of directors will be elected each year and the members of such class will hold office for a three-year term or until their successors are duly elected and qualified or until their death, resignation or removal from office. Joseph D. Mooney and Loren A. Singer, Jr. serve in Class 1 with a term expiring at the Annual Meeting; Patrick P. Irestone and Bruce E. Humphrey serve in Class 2 with a term expiring in 1998; and Brett A. Shockley and Thomas F. Madison serve in Class 3 with a term expiring in 1999. The Board of Directors has nominated Messrs. Mooney and Singer for election to the Board at the Annual Meeting for terms expiring at the annual meeting in 2000. The other directors of the Company will continue in office for their existing terms. Each person nominated has agreed to serve if elected, and the Company knows of no reason why any of the listed nominees would be unavailable to serve.

         Shares represented by proxy will be voted, if authority to do so is not withheld, for the election of Messrs. Mooney and Singer, unless one or more of such nominees should become unavailable for election by reason of death or other unexpected occurrence, in which event such shares shall be voted for the election of such substitute nominees as the Board of Directors may propose. The favorable vote of a majority of the shares of Common Stock present or represented and entitled to vote at the meeting is necessary to elect each director nominee. For this purpose, a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on the election of directors shall not be considered present and entitled to vote on the election of directors.

         Set forth below is information regarding the nominees, including information furnished by them as to their principal occupations for the last five years, certain other directorships held by them, and their ages as of the date hereof. The following table also sets forth the Common Stock ownership of each of the Company's directors. Unless otherwise indicated, all persons have sole or joint with spouse voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Nominees may be contacted at the offices of the Company.

         The affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting is required for approval of this proposal, provided that a quorum is present.

         THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR JOSEPH D. MOONEY AND LOREN A. SINGER, JR. TO THE BOARD OF DIRECTORS.


         Certain biographical information furnished by the Company's Board of Directors is set forth below:

BRETT A. SHOCKLEY, age 37, is Chief Executive Officer, Chairman of the Board since 1988 and a founder of the Company. Prior to founding the Company in 1988, Mr. Shockley was a marketing and product management executive at Onan Corporation, a subsidiary of Cummins Engine Company Inc. From 1982 to 1987, Mr. Shockley was in marketing and product management at ADC Telecommunications, Inc., a manufacturer of telecommunications equipment.

PATRICK P. IRESTONE, age 46, has been President, Chief Operating Officer and a director of the Company since 1994. From 1984 to 1994 Mr. Irestone held a variety of positions at the Minneapolis Star Tribune, a division of Cowles Media Company, ending as Vice President New Business Development. As Vice President, Mr. Irestone was responsible for alliances, acquisitions, new media and research and development. While at Cowles Media Company, Mr. Irestone was also Chairman of the Pafet Operating Committee, a research and development consortium of six major media companies. Mr. Irestone worked for Medtronic Inc. from 1974 to 1984 in a variety of technology management positions, ending as Director Corporate Information Systems. Mr. Irestone is also a director of Fonahome Corporation.

LOREN A. SINGER, JR., age 41, is a Lead Software Engineer, Secretary, a director since 1988 and a founder of the Company. Prior to founding the Company in 1988, Mr. Singer was an Engineering Development Manager at ADC Telecommunications, Inc. from 1983 to 1987. Mr. Singer was a design engineer at Porta Systems, Inc. from 1980 to 1983.

THOMAS F. MADISON, age 61, has been a director of the Company since 1996. Mr. Madison has been the President and Chief Executive Officer of MLM Partners, a consulting and small business investment company, since January 1993. From February 1994 to September 1994 he served as Vice Chairman and Office of Chief Executive Officer at Minnesota Mutual Life Insurance Company. From June 1987 to December 1992 Mr. Madison was President of US West Communications Markets, a division of US West Inc. Mr. Madison was President and Chief Executive Officer of Northwestern Bell Telephone Company from April 1985 to June 1987. Mr. Madison also serves on the board of directors of Alexander and Alexander, Inc., Eltrax Systems, Inc., Minnegasco, a division of Noram Energy Corporation, Valmont Industries, Inc. and Voyageur Funds. He also serves on the board of the University of Minnesota Carlson School of Management and as a Trustee of the University of St. Thomas.

JOSEPH D. MOONEY, age 59, has been a director of the Company since 1996. Mr. Mooney is CEO of Greentree Software, Inc. Prior to that he was the President of Benchmark Computer Systems, Inc. since he founded the company in January 1973 to August 1996. In addition, he was a founder and the President of Benchmark Network Systems, Inc. from 1984 to 1995 and President of Benchmark Nursing Home Systems, Inc., a software company, from 1973 to 1994. Mr. Mooney also has served as a director for both Paradata International, Inc. and Cado Systems, Inc.

BRUCE E. HUMPHREY, age 39, has been a director of the Company since 1996. Mr. Humphrey has been the President and Chief Executive Officer of CSC Insurance Center, Inc. since he founded the company in December 1982. Mr. Humphrey is also a director of Community Associations Institute, Inc. and K-Sun, Inc.


COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

         The Board has a Compensation Committee, composed of Messrs. Madison (Chairman), Mooney and Humphrey, that makes recommendations concerning executive compensation and incentive compensation for employees of the Company, subject to ratification by the Board, and administers the Company's 1996 Omnibus Stock Plan. The Board also has an Audit Committee comprised of Messrs. Humphrey (Chairman), Madison and Irestone. The Audit Committee reviews the results and scope of the audit and other services provided by the Company's independent accountants, as well as the Company's accounting principles and its system of internal controls, and reports the results of its review to the Board. The Company has no nominating committee.

         During fiscal 1996, the Board of Directors met ten times. All directors attended 100 percent of such meetings. The Audit and Compensation Committees held two and three meetings, respectively, in 1996.

DIRECTOR COMPENSATION
         Members of the Board receive no cash compensation for serving on the Board, except for reimbursement for expenses incurred in attending meetings. Each of the three Outside Directors were issued 1,000 shares of the Company's common stock on February 28, 1996. In addition, pursuant to the Company's 1996 Omnibus Stock Plan, each Outside Director received an option to purchase 6,000 shares of common stock at an exercise price of $3.50 per share at the 1996 Annual Meeting of Shareholders and will receive an option to purchase 4,000 shares of common stock at each subsequent annual meeting.


                        EXECUTIVE OFFICERS OF THE COMPANY


NAME                    AGE     POSITION
----                    ---     --------
Brett A. Shockley       37      Chairman of the Board, Chief Executive Officer
Patrick P. Irestone     46      President, Chief Operating Officer
Stephen H. Bostwick     57      Vice President of Sales and Marketing
Brian P. King           49      Vice President Finance, Chief Financial Officer
Jon Silverman           43      Vice President of Research & Development


Brett A. Shockley       Biographical information for Mr. Shockley is provided
                        elsewhere in this proxy Statement under "Election of Directors."

Patrick P. Irestone     Biographical information for Mr. Irestone is provided
                        elsewhere in this proxy Statement under "Election of Directors."

Stephen H. Bostwick     Mr. Bostwick joined the Company as Vice President of
                        Sales and Marketing in December of 1996. From 1995 to
                        1996, Mr. Bostwick was Vice President of Sales at
                        Answersoft in Dallas. From 1993 to 1995 he was in various sales positions for Intervoice Inc. ending as Vice President of Direct sales. Prior to that time he held various executive sales and marketing positions at other telecommunication companies including Vice
                        President of Sales at Teknekron Infoswitch.

Brian P. King           Mr. King joined the Company as Vice President of Finance
                        and Chief Financial Officer in July of 1996. From 1980 to 1996, Mr. King held several positions at Medical
                        Graphics Corporation including Vice President of
                        Finance, Vice President of Finance and Operations and served on the Board of Directors in 1995. Mr. King is a director of privately held Tekna Seal Corporation.

Jon Silverman           Mr. Silverman joined the Company in September of 1992.
                        Mr. Silverman has held several positions with the Company and is currently Vice President of Research and Development. From 1989 to 1992 Mr. Silverman was
                        Director of Software Development at Racotek and prior to that was Section Manager for distributed systems in Honeywell's Corporate Research Center. Mr. Silverman has published numerous papers in professional journals and holds patents on software architecture.


                           SUMMARY COMPENSATION TABLE

The following table provides certain summary information for the past three years ended December 31 concerning executive compensation paid or accrued by the Company to the Company's Chief Executive Officer and the other executive officers whose salary and bonus compensation for 1996 exceeded $100,000.


------------------------- ------------------------------------------------------- ---------------------- -----------
        Name and                           Annual Compensation                          Long-Term           All
   Principal Position                                                                  Compensation        Other
   ------------------                                                                     Awards          Compen-
                                                                                                           sation
                          ------------------------------------------------------- ----------------------
                                                                                  Restricted
                                                                                    Stock
                                      Salary       Bonus         Other Annual       Awards     Options
                            Year        ($)         ($)        Compensation(1)       ($)         (#)
------------------------- ---------- ---------- ------------- ------------------- ----------- ---------- -----------
Brett A. Shockley         1996         152,175     46,000          $12,025           -0-         -0-
Chief Executive           1995          93,333       -0-             2,097           -0-         -0-
Officer                   1994         112,000                       1,966           -0-         -0-
------------------------- ---------- ---------- ------------- ------------------- ----------- ---------- -----------
Patrick P. Irestone       1996         167,800    282,250(3)         -0-            67,500     404,213
President and Chief       1995         133,200     22,350            -0-             -0-         -0-
Operating Officer         1994(2)       33,680     12,931            -0-             -0-         -0-
------------------------- ---------- ---------- ------------- ------------------- ----------- ---------- -----------

(1) Reflects taxable compensation to Mr. Shockley for personal use of a leased company automobile and buyout of the Company obligation in 1996.

(2)  Reflects payment for partial year employment.

(3) Includes $236,250 in value related to the issue of 67,500 shares of restricted common stock to Mr. Irestone on February 28, 1996.


OPTION/SAR GRANTS IN LAST FISCAL YEAR


-------------------------- ----------------- ----------------- ------------------------ ----------------------------
                              NUMBER OF         % OF TOTAL
                              SECURITIES       OPTIONS/SARS
                              UNDERLYING        GRANTED TO
                             OPTIONS/SARS      EMPLOYEES IN    EXERCISE OR BASE PRICE
          NAME               GRANTED(1)         FISCAL 1996            ($/Sh)(2)               EXPIRATION DATE
-------------------------- ----------------- ----------------- ------------------------ ----------------------------
Brett A. Shockley
                                 -0-               -0-
-------------------------- ----------------- ----------------- ------------------------ ----------------------------
                                                                                                 01/31/01
Patrick P. Irestone             404,213           50.9%                 $3.50                    01/31/06

-------------------------- ----------------- ----------------- ------------------------ ----------------------------

(1) The stock option was granted under the 1996 Omnibus Stock Plan. Of the total options granted, 85,713 were incentive stock options with one-third of such shares vesting on January 31 in 1996, 1997, and 1998 with an expiration date of January 31, 2006. The balance of the options granted 318,500, were nonqualified options that vested on the closing of the Company's initial public offering in May 1996. Of the shares underlying the nonqualified option, 148,500 expire on January 31, 2001 and 170,000 expire on January 31, 2006. The stock options were granted on January 31, 1996.

(2) All stock options were granted with an exercise price equal to the fair market value of the Common Stock on the date of grant, which was the mean average of the bid and asked prices of the Common Stock as reported on the Nasdaq SmallCap Market on such date.

AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

         The following table sets forth certain information with respect to options exercised during fiscal 1996 by the Company's Chief Executive Officer and the executive officers named in the Summary Compensation Table, and with respect to unexercised options held by such persons at the end of fiscal 1996.


----------------------- ------------- ------------ -------------------------------- --------------------------------

                                                        NUMBER OF SECURITIES          VALUE OF UNEXERCISED IN THE
                           SHARES                      UNDERLYING UNEXERCISED             MONEY OPTIONS/SARS
                          ACQUIRED                   OPTIONS/SARS AT FY-END(#)             AT FY-END ($)(1)
                             ON          VALUE     -------------------------------- --------------------------------
                          EXERCISE     REALIZED       EXERCISABLE UNEXERCISABLE        EXERCISABLE UNEXERCISABLE
         NAME               (#)           ($)      -------------- ----------------- --------------- ----------------
----------------------- ------------- ------------ -------------- ----------------- --------------- ----------------
Brett A. Shockley           -0-           -0-           -0-             -0-              -0-              -0-
----------------------- ------------- ------------ -------------- ----------------- --------------- ----------------

Patrick P. Irestone         -0-           -0-         375,642          28,571            -0-              -0-
----------------------- ------------- ------------ -------------- ----------------- --------------- ----------------

(1) The calculations of the value of unexercised options are based on the difference between the closing bid price on NASDAQ of the Common Stock on March 28, 1997 and the exercise price of each option, multiplied by the number of shares covered by the option.


EMPLOYMENT AGREEMENTS

         The Company has an employment agreement dated September 23, 1994 with Patrick P. Irestone, a director, President and Chief Operating Officer of the Company. Mr. Irestone's employment agreement remains in effect until his death or the occurrence of a material physical or mental disability, or by mutual agreement of both parties. The employment agreement provides for a minimum annual base salary of $148,000 and annual cash bonuses. The Company may also terminate the agreement immediately for cause or at any time by giving Mr. Irestone 30 days written notice. In the event that the Company terminates Mr. Irestone without cause, he shall receive a severance payment ranging from approximately $12,000 up to an amount equal to his annual base salary at the time of termination, depending on the net income of the Company during the 12 months immediately preceding Mr. Irestone's termination of employment. Currently, Mr. Irestone may terminate the agreement upon 75 days prior written notice. The required notice period declines by 15 days upon each anniversary of the agreement, until the fifth anniversary when the notice period will remain 30 days.

         On January 31, 1996, the Company amended the employment agreement with Mr. Irestone. In addition to the salary and cash bonuses stated in the employment agreement, the amendment provided for stock option grants and other awards under the 1996 Omnibus Stock Plan as determined by the Compensation Committee. The amendment included a grant of stock options for 404,213 shares of common stock at an exercise price of $3.50. Of this amount, options for 85,713 shares of common stock are incentive stock options which vest in equal annual installments over three years beginning with the date of grant. The balance of the options for 318,500 shares are nonqualified stock options which vested on the closing of the Company's initial public offering in May 1996. Nonqualified options for 148,500 shares of common stock expire five years from the date of grant and options for 170,000 shares of common stock expire ten years from the date of grant. On February 28, 1996, the Company issued 67,500 shares of restricted common stock to Mr. Irestone for no cash consideration.


SECTION 16(a) REPORTING

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors, and certain shareholders to file reports of ownership and changes in ownership of the Company's Common Stock with the Securities and Exchange Commission. To the Company's knowledge, based on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the Company's fiscal year ended December 31, 1996, all Section 16(a) filing requirements were complied with.


                              CERTAIN TRANSACTIONS

         As part of its employment agreement, on December 23, 1996, the Company loaned to Patrick P. Irestone, President and Chief Operating Officer of the Company, $94,500 to pay taxes due as a result of the grant of 67,500 shares of common stock. The agreement provides for interest to accrue at a rate of 6.31% per annum and a repayment date of December 23, 1997. The loan made to Mr. Irestone is a nonrecourse basis and will be secured by the 67,500 shares granted to Mr. Irestone.

         The Company has purchased its Property/Casualty and Group Insurance policy through CSC Insurance Center, Inc. Bruce E. Humphrey, a director of the Company, owns 70% of the outstanding shares of CSC Insurance Center, Inc. In addition, CSC Insurance Center, Inc. acts as the agent for the Company's 401(k) Plan. All transactions with CSC Insurance Center, Inc. and Mr. Humphrey were on terms no less favorable than could be obtained from an unaffiliated third party. The Company did not make any payments directly to Mr. Humphrey.

         The Company believes that the foregoing transactions are on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. Such actions have been ratified by a majority of the independent outside members of the Company's Board of Directors who do not have an interest in the transactions. All future transactions, including loans, loan guarantees or forgiveness of loans, with directors, officers or shareholders holding more than 5% of the Company's outstanding shares, or affiliates of any such persons, will be on terms no less favorable than could be obtained from an unaffiliated third party and will be approved by a majority of the independent outside directors who do not have an interest in the transactions.



           PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS
                           (PROPOSAL 4 ON PROXY CARD)

         The Board of Directors recommends that the shareholders ratify the appointment of Price Waterhouse LLP as independent auditors for the Company for the fiscal year ending December 31, 1997. Price Waterhouse LLP has served as independent Auditors for the Company since 1995. Price Waterhouse LLP provided services in connection with the audit of the financial statements of the Company for the fiscal year ended December 31, 1996, including the Company's annual report on Form 10-KSB filed with the Securities and Exchange Commission, and matters relating to accounting and financial reporting generally.

         Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting and will be given an opportunity to make a statement if they so desire and to respond to appropriate questions. If the appointment of Price Waterhouse LLP is not ratified by the shareholders, the Board of Directors is not obligated to appoint other auditors, but the Board of Directors will give consideration to such unfavorable vote.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS INDEPENDENT AUDITORS.


                    SHAREHOLDERS PROPOSALS AND OTHER MATTERS

         Any shareholder proposals for the Company's Annual Meeting for the fiscal year ending December 31, 1997 must be received by the Company by January 15, 1998, in order to be included in the proxy statement. The proposals also must comply with all applicable statutes and regulations.

         At the time this Proxy Statement was mailed, the Board was not aware of any matters to be presented for action at the Annual Meeting than those discussed in this Proxy Statement. If other matters properly come before the meeting, the proxy holders have discretionary authority -- unless it is expressly revoked -- to vote all proxies in accordance with their unanimous discretion; if the proxy holders are divided on a particular matter to be voted on with respect to their discretionary voting, the shares subject to such proxy shall not be voted.


                       BY ORDER OF THE BOARD OF DIRECTORS



                           Loren A. Singer, Secretary


April 11, 1997




                          SPANLINK COMMUNICATIONS, INC.
                      PROXY SOLICITED BY BOARD OF DIRECTORS
                     For the Annual Meeting of Shareholders
                                  May 13, 1997

The undersigned hereby appoints Patrick P. Irestone and Brian P. King, or either of them, proxies with full power of substitution to vote all shares of stock of Spanlink Communications, Inc. of record in the name of the undersigned at the close of business on March 28, 1997, at the Annual Meeting of Shareholders to be held in Minneapolis, Minnesota on May 13, 1997, or at any adjournment or adjournments thereof, hereby revoking all former proxies:

1. PROPOSAL TO APPROVE AN INCREASE IN THE NUMBER OF SHARES RESERVED UNDER THE COMPANY'S 1996 OMNIBUS STOCK PLAN FROM 750,000 TO 1,000,000.

               [ ]  FOR         [ ]  AGAINST          [ ]  ABSTAIN


2. PROPOSAL TO AMEND SECTION 3 OF THE 1996 OMNIBUS STOCK PLAN TO INCORPORATE RECENT CHANGES TO SECTION 16 OF THE SECURITIES ACT OF 1934.

               [ ]  FOR         [ ]  AGAINST          [ ]  ABSTAIN


3.   ELECTION OF DIRECTORS

     [ ]  FOR all nominees listed below      [ ]  WITHHOLD AUTHORITY
          (except as indicated to the        to vote for nominees listed below
          contrary)

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

                      Joseph D. Mooney and Loren A. Singer

4. PROPOSAL TO RATIFY THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997.

               [ ]  FOR         [ ]  AGAINST          [ ]  ABSTAIN


5.   IN THEIR DISCRETION, UPON ANY OTHER MATTERS COMING BEFORE THE MEETING.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE MATTERS SUMMARIZED ABOVE UNLESS OTHERWISE SPECIFIED.



                                    Dated: ______________________________, 1997


                                    ___________________________________________


                                    ___________________________________________


                                    Please sign name(s) exactly as shown at
                                    left. When signing as executor,
                                    administrator, trustee or guardian, give full title as such: when shares have been issued in names of two or more persons, all should sign.